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As filed with the Securities and Exchange Commission on December 17, 2003

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OVERLAND STORAGE, INC.
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-3535285 (I.R.S. Employer Identification No.)
4820 Overland Avenue, San Diego, CA 92123 (Address of Principal Executive Offices)
1996 EMPLOYEE STOCK PURCHASE PLAN 2003 EQUITY INCENTIVE PLAN (Full Title of the Plans)
Christopher P. Calisi President and Chief Executive Officer Overland Storage, Inc. 4820 Overland Avenue San Diego, CA 92123 (Name and Address of Agent For Service)
(858) 571-5555 (Telephone Number, Including Area Code, of Agent For Service)

Copies to:

John J. Hentrich, Esq.
John D. Tishler, Esq.
Procopio, Cory, Hargreaves & Savitch LLP
530 B Street, Suite 2100
San Diego, California 92101-4469
Telephone: (619) 238-1900
Facsimile: (619) 235-0398

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock to be issued pursuant to the Overland Storage, Inc. 1996 Employee Stock Purchase Plan	100,000	$18.12(2)	$1,812,000(2)	$147

Common Stock to be issued pursuant to the Overland Storage, Inc. 2003 Equity Incentive Plan	1,400,000	$18.12-$19.33(3)	$25,615,748(3)	$2,073

(1)
Includes such indeterminable number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the respective Plans.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low sales price on the NASDAQ National Market on December 15, 2003 for shares available under the 1996 Employee Stock Purchase Plan.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933. The price per share and aggregate offering price are based upon (a) the average of the high and low sales price on the NASDAQ National Market on December 15, 2003 for shares available under the Company's 2003 Equity Incentive Plan; and (b) the actual exercise price for shares subject to outstanding options under the 2003 Equity Incentive Plan. The following chart shows the calculation of the registration fee:

TYPES OF SHARES	NUMBER OF SHARES	OFFERING PRICE PER SHARE	AGGREGATE OFFERING PRICE
Shares available for grant under 2003 Equity Incentive Plan	1,195,250	$18.12	$21,657,930
Shares subject to outstanding options under the 2003 Equity Incentive Plan	204,750	$19.33	$3,957,818

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated by reference in this registration statement:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2003;

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003;

  (c)
  The Registrant's Current Reports on Form 8-K filed with the Commission on August 12, 2003 and October 22, 2003; and

  (d)
  The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 29, 1997, including any amendment or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        The validity of the Common Stock offered hereby will be passed upon for the Registrant by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California.

Item 6. Indemnification of Director and Officers

        Sections 204(a)(10), 204(a)(11), 204.5 and 317 of the California General Corporation Law ("CGCL") permit a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933. The Registrant's Amended and Restated Articles of Incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permitted under California law. In addition, the Registrant's Amended and Restated Articles of Incorporation provide that the Registrant is authorized to provide indemnification of its directors, officers, employees and agents in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the Registrant or its shareholders.

        The Registrant's Bylaws provide that, to the maximum extent permitted by the CGCL, the Registrant shall indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising by reason of the fact that any such person is or was a director or officer of the Registrant. The Registrant's Bylaws also provide that the Registrant shall advance to each director or officer expenses incurred in defending any such proceeding to the maximum extent permitted by the CGCL. In addition, the Registrant's Bylaws provide that the Board of Directors may in its discretion provide by resolution for indemnification of, or advance of expenses to, other agents.

        The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Amended and Restated Articles of Incorporation and Bylaws. These indemnification agreements provide for indemnification to the fullest extent permitted by law, and set forth specific procedures to be followed when indemnification is sought.

        The Registrant currently maintains directors' and officers' liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

Item 7. Exemption from Registration Claimed.

        Not Applicable

Item 8. Exhibits

5.1
Opinion of Procopio, Cory, Hargreaves & Savitch LLP as to the legality of the securities being registered.

23.1
Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2
Consent of Procopio, Cory, Hargreaves & Savitch LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1
Power of Attorney (set forth on the signature page of this Registration Statement).

99.1
Overland Storage, Inc. 1996 Employee Stock Purchase Plan. (1)

99.2
Overland Storage, Inc. 2003 Equity Incentive Purchase Plan.

(1)
Incorporated by reference from the Registrant's Form 10-Q filed with the Commission on November 12, 2003.

Item 9. Undertakings.

        (a)   The undersigned hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on this 17th day of December, 2003.

OVERLAND STORAGE, INC.
By:	/s/ CHRISTOPHER P. CALISI Christopher P. Calisi President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned directors and/or officers of Overland Storage, Inc. (the "Registrant"), hereby severally constitute and appoint Christopher P. Calisi, President and Chief Executive Officer and Vernon A. LoForti, Vice President, Chief Financial Officer and Secretary, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant's equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on December 17, 2003:

Signature	Title	Date
/s/ CHRISTOPHER P. CALISI	President, Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2003
/s/ VERNON A. LOFORTI	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 17, 2003
/s/ ROBERT A. DEGAN	Director	December 17, 2003

/s/ SCOTT MCCLENDON	Director	December 17, 2003
/s/ JOHN MUTCH	Director	December 17, 2003
/s/ PETER PREUSS	Director	December 17, 2003
/s/ JOHN A. SHANE	Director	December 17, 2003

INDEX TO EXHIBITS

5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Procopio, Cory, Hargreaves & Savitch LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).
99.1	Overland Storage, Inc. 1996 Employee Stock Purchase Plan. (1)
99.2	Overland Storage, Inc. 2003 Equity Incentive Purchase Plan.

(1)
Incorporated by reference from the Registrant's Form 10-Q filed with the Commission on November 12, 2003.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS